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                                                                      EXHIBIT 21

                           Subsidiaries of Registrant


     The Company has the following subsidiaries, all of which are wholly owned and included in the consolidated financial statements.

                                               State or Country
Name of Subsidiary                             of Incorporation
------------------                             ----------------
BEM Services, Inc.                             Ohio

Brush Wellman Inc.                             Ohio

Brush International, Inc.                      Ohio

Brush Resources Inc.                           Utah

Brush Wellman GmbH                             Germany

Brush Wellman (Japan), Ltd.                    Japan

Brush Wellman Limited                          England

Brush Wellman (Singapore) Pte Ltd.             Singapore

Technical Materials, Inc.                      Ohio

Williams Advanced Materials Inc.               New York

Williams Advanced Materials Pte Ltd.           Singapore

Zentrix Technologies Inc.                      Arizona